Exhibit 10.21

WAIVER AND AMENDMENT NO. 1

This WAIVER AND AMENDMENT NO. 1, dated as of May 19, 2011 (this “Waiver”), to the Credit and Guaranty Agreement, dated as of September 30, 2010 (the “Credit Agreement”), by and among ISOLA USA CORP., a Delaware corporation (“Borrower”), ISOLA GROUP, a Luxembourg limited liability company (“Lux 1”), HATTRICK LUX NO. 2 S.ÀR.L., a Luxembourg limited liability company, HATTRICK LUX NO. 4 S.ÀR.L., a Luxembourg limited liability company, HATTRICK HOLDINGS U.S. INC., a Delaware corporation, the other Guarantors party thereto, the Lenders party thereto from time to time, GOLDMAN SACHS LENDING PARTNERS LLC, as syndication agent, as Administrative Agent (“Administrative Agent”), as collateral agent, and as documentation agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS, Borrower has requested that Requisite Lenders agree to waive certain provisions of the Credit Agreement and amend certain schedules thereto; and

WHEREAS, Administrative Agent and Requisite Lenders have agreed to waive certain provisions of the Credit Agreement and amend certain schedules thereto, in the manner, and on the terms and conditions, provided for herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.                                                   WAIVER

(a)                                 Subject to clause (b) below and the conditions precedent set forth in Section III, the Requisite Lenders hereby (i) extend, from May 1, 2011 to June 30, 2011, the periods under Section 5.1(c) of the Credit Agreement for delivery by Lux 1 of the required annual financial statements for Fiscal Year 2010 (the “Annual Financials”) and under Section 5.1(m) for the Credit Agreement for delivery by Borrower of the required collateral verification (the “Annual Collateral Verification”), (ii) acknowledge and accept that the Annual Financials, when delivered, will be accompanied by a qualified report of Lux 1’s independent certified public accountants noting a material deficiency in Lux 1’s internal controls related to Lux 1’s anticipated functional currency change, as described in Part B of the disclosure schedule attached hereto as Exhibit A (the “Material Deficiency”), (iii) acknowledge and accept that, until such time as the Annual Financials are delivered by Lux 1, the monthly reports and quarterly financial statements required to be delivered by Lux 1 under Sections 5.1(a) and 5.1(b) of the Credit Agreement (the “Monthly and Quarterly Information”) will be prepared consistently with Lux 1’s historical accounting practices and subject to changes resulting from audit and normal year end adjustments, provided that all Monthly and Quarterly Information delivered for any period after the delivery of the Annual Financials shall be prepared in accordance with the requirements of the Credit Agreement and (iv) waive any Default or Event of Default (X) that may have arisen

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under Section 5.1(c) and 5.1(m) of the Credit Agreement prior to the Waiver Closing Date as a result of the failure of Lux 1 and Borrower to deliver to Administrative Agent the Annual Financials and the Annual Collateral Verification, respectively, on or before May 1, 2011, (Y) that would otherwise arise under Section 5.1(c) of the Credit Agreement prior to the Waiver Closing Date as a result of the Annual Financials being accompanied by a qualified report of Lux 1’s independent certified accountants due to the Material Deficiency and (Z) that would otherwise arise under Sections 5.1(a) and 5.1(b) of the Credit Agreement prior to the delivery of the Annual Financials as a result of Lux 1’s Monthly and Quarterly Information being prepared consistently with Lux 1’s historical accounting practices and subject to changes resulting from audit and normal year end adjustments.

(b)                             Notwithstanding the foregoing, the failure of either Lux 1 or Borrower to deliver the Annual Financials and the Annual Collateral Verification, respectively, to Administrative Agent before July 1, 2011 shall result in an immediate Event of Default.

SECTION II.                                              AMENDMENTS

(a)                                 Schedule 4.3 of the Credit Agreement is hereby amended and restated in it entirety as set forth in Part A of the Disclosure Schedule attached hereto as Exhibit A.

(b)                                 Schedule 4.13 of the Credit Agreement is hereby amended by designating the facility located at 100 Tillessen Blvd., Ridgeway, South Carolina as “Owned”.

SECTION III.                                         CONDITIONS PRECEDENT TO EFFECTIVENESS

The effectiveness of the waiver set forth at Section I and the amendments set forth in Section II hereto is subject to the satisfaction, or waiver, of the following conditions on or before the date hereof (the “Waiver Closing Date”) whereupon this Waiver shall be effective as of the Waiver Closing Date:

(a)                                 Borrowers, the other Credit Parties and Requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages hereof to Administrative Agent.

(b)                                 Administrative Agent and Lenders shall have received such other documents and information regarding Credit Parties and the Credit Agreement as Administrative Agent or Lenders may reasonably request.

SECTION IV.                                          REPRESENTATIONS AND WARRANTIES

(a)                     Corporate Power and Authority.  Each Credit Party has all requisite corporate power and authority to enter into this Waiver and to carry out the transactions contemplated hereby.

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(b)                     Authorization of Agreements.  The execution and delivery of this Waiver have been duly authorized by all necessary corporate or partnership (as applicable) action on the part of each Credit Party.

(c)                      Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution and delivery by each Credit Party of this Waiver.

(d)                     Binding Obligation.  This Waiver has been duly executed and delivered by each Credit Party and each constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)                      Incorporation of Representations and Warranties From Credit Agreement. Except as set forth on Part B of the Disclosure Schedule attached hereto as Exhibit A, the representations and warranties contained in the Credit Agreement are and will be true, correct and complete in all material respects, after giving effect to the waivers and amendments contained herein, on and as of the Waiver Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(f)                       No Default.  After giving effect to this Waiver, no event will have occurred and be continuing that constitutes an Event of Default or a Default.

SECTION V.                                               MISCELLANEOUS

(a)                     Binding Effect.  This Waiver shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Credit Party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

(b)                     Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)                      Effect on Credit Documents.  Except as specifically waived or amended by this Waiver, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

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(d)                     Expenses. Without limitation to the obligations of the Borrower under Section 10.2 of the Credit Agreement, Borrower agrees to promptly reimburse Administrative Agent for its reasonable and documented out-of-pocket expenses incurred in connection with this Waiver, including the reasonable fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP.

(e)                      Limitation.  The execution, delivery and performance of this Waiver shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents and this Waiver shall be limited precisely as written.

(f)                       Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(g)                      APPLICABLE LAW.  THIS WAIVER, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS WAIVER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(h)                     Counterparts.  This Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  As set forth herein, this Waiver shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISOLA USA CORP., as Borrower

By:	/s/ Raymond P. Sharpe
Name: Raymond P. Sharpe
Title: President and Chief Executive Officer

ISOLA GROUP

By:	/s/ Raymond P. Sharpe
Name: Raymond P. Sharpe
Title: Manager

HATTRICK LUX NO. 2 S.ÀR.L.

By:	/s/ Raymond P. Sharpe
Name: Raymond P. Sharpe
Title: Sole Manager

HATTRICK LUX NO. 4 S.ÀR.L.

By:	/s/ Raymond P. Sharpe
Name: Raymond P. Sharpe
Title: Sole Manager

HATTRICK HOLDINGS U.S. INC.

By:	/s/ Raymond P. Sharpe
Name: Raymond P. Sharpe
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent and a Lender

By:	/s/ Shane David Deaton
Authorized Signatory

WAIVER TO THE CREDIT AND GUARANTY AGREEMENT

To approve the Waiver:

Name of Institution:

Chelsey Capital Profit Sharing Plan

By:	/s/ William Wachtel
	Name:	William Wachtel
	Title:	Manager

EXHIBIT A

Disclosure Schedule

PART A:	Schedule 4.3
Existing Intercompany Notes

1.              Amended and Restated Unsecured Promissory Note, dated September 9, 2010, by Hattrick Lux No. 3 S.à r.l. in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to $170,816,593.32 (USD) and in an aggregate principal amount equal to approximately $174,387,929.65 (USD) as of April 2, 2011.

2.              Amended and Restated Unsecured Promissory Note, dated September 9, 2010, by Opal 11 in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to $18,547,299.29 (USD) and in an aggregate principal amount equal to approximately $13,345,280.19 (USD) as of April 2, 2011.

3.              Unsecured Promissory Note, dated August 22, 2010, by Isola Asia Pacific (Philippines) Inc. in favor of Hattrick Holdings U.S. Inc., evidencing loans in an original principal amount equal to $12,369,308 (USD) and in an aggregate principal amount equal to approximately $5,826,495.14 (USD) as of April 2, 2011.

4.              Unsecured Promissory Note, dated August 22, 2010, by Hattrick Lux No. 3 S.à r.l. in favor of ISOLA USA Corp, evidencing loans in an original principal amount equal to $9,066,098.34 (USD) and in an aggregate principal amount equal to approximately $9,600,352.78 (USD) as of April 2, 2011.

5.              Unsecured Promissory Note, dated August 22, 2010, by Hattrick Lux No. 3 S.à r.l. in favor of Hattrick Holdings U.S. Inc., evidencing loans in an original principal amount equal to $2,409,349.38 (USD) and in an aggregate principal amount equal to approximately $2,551,329.48 (USD) as of April 2, 2011.

6.              Unsecured Promissory Note, dated August 22, 2010, by Opal 11 in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to $1,000,000 (USD) and in an aggregate principal amount equal to approximately $1,046,816.29 (USD) as of April 2, 2011.

7.              Unsecured Promissory Note, dated August 22, 2010, by Isola GmbH in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to €1,000,000 (EUR) and in an aggregate principal amount equal to approximately €1,043,006.87 (EUR) as of April 2, 2011.

8.              Unsecured Promissory Note, dated August 22, 2010, by Isola GmbH in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to €1,000,000 (EUR) and in an aggregate principal amount equal to approximately €1,042,342.90 (EUR) as of April 2, 2011.

9.              Unsecured Promissory Note, dated August 22, 2010, by Hattrick Lux No. 3 S.à r.l. in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to €2,500,000 (EUR) and in an aggregate principal amount equal to approximately €2,603,318.05 (EUR) as of April 2, 2011.

10.       Unsecured Promissory Note, dated August 22, 2010, by Hattrick Lux No. 3 S.à r.l. in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to €1,700,000 (EUR) and in an aggregate principal amount equal to approximately €1,768,686.57 (EUR) as of April 2, 2011.

11.       Unsecured Promissory Note, dated August 22, 2010, by Hattrick Lux No. 3 S.à r.l. in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to €810,000 (EUR) and in an aggregate principal amount equal to approximately €835,675.53 (EUR) as of April 2, 2011.

12.       Unsecured Promissory Note, dated August 22, 2010, by Hattrick Lux No. 3 S.à r.l. in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to €500,000 (EUR) and in an aggregate principal amount equal to approximately €515,398.32 (EUR) as of April 2, 2011.

13.       Unsecured Promissory Note, dated August 22, 2010, by Hattrick Lux No. 3 S.à r.l. in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to €915,000 (EUR) and in an aggregate principal amount equal to approximately €940,550.42 (EUR) as of April 2, 2011.

14.       Unsecured Promissory Note, dated August 22, 2010, by Hattrick Lux No. 3 S.à r.l. in favor of ISOLA USA Corp., evidencing loans in an original principal amount equal to €750,000 (EUR) and in an aggregate principal amount equal to approximately €764,036.64 (EUR) as of April 2, 2011.

PART B:                                             Section 4.8 (Historical Financial Statements):

Lux 1’s outside auditors’ review of its financial statements uncovered an error in the accounting for foreign exchange under ASC 830 during the 2010 audit.  Lux 1 had been using the euro as its functional currency, but it should have been using the U.S. dollar as the functional currency after Lux 1’s leveraged recapitalization in December, 2006, which changed the principal currency in which the company was financed from the euro to the U.S. dollar.  Further review of the Lux 1’s accounting under ASC 830 uncovered that certain subsidiaries in China and Taiwan had been incorrectly using their local currencies, rather than the U.S. dollar, as their functional currencies.  Lux 1 is in the process of restating its historical financials statements.  The restatements are not expected to have a material impact on Consolidated Adjusted EBITDA. The major impact on the income statement will be related to Foreign Exchange Gains/(Losses), which is a permitted adjustment to EBITDA.  The impact on the balance sheet will not affect debt.